Rule 424(B)(3)
                          Registration No. 33-33253
PRICING SUPPLEMENT NO. 35 DATED OCTOBER 13, 1995
TO  PROSPECTUS DATED APRIL 21, 1995 AND PROSPECTUS SUPPLEMENT DATED  APRIL  21,
1995

             THE QUAKER OATS COMPANY
            MEDIUM TERM NOTES, SERIES D
              (FIXED RATE)
____________________________________________________________________________
Principal Amount: $20,000,000            Issue Date: OCTOBER 18, 1995
Issue Price: 100%                  Stated Maturity: OCTOBER 18, 2005
Commission of Selling Agents: $120,000  Specified Currency: U.S. Dollars
Net Proceeds to Issuer: $19,880,000     Form:     _X_Global
Interest Rate: 6.63%                            ___Certificated
Selling Agents: LEHMAN BROTHERS
Trade Date: OCTOBER 13, 1995
____________________________________________________________________________

Interest Payment Dates:                      Amortizing Notes:
  _X__As specified in Prospectus Supplement  ____Yes
  ____Other (specify)________________        _X__No
Regular Record Date:                    Each payment of principal of,
  _X__As specified in Prospectus Supplement  and interest on, the Notes will
  ____Other (specify)________________        be made:  ____Quarterly
Original Issue Discount Note:                     ____Semiannually
  ____Yes _X__No
Original Issue Discount: __________%         Interest rate may be reset:
Yield to Maturity: _________%                 ____Yes _X__No
                          Terms of reset:
Repurchase Price (for Discount Securities): Redemption Information:

Other Provisions:                          Repayment Information:

____________________________________________________________________________
The aggregate principal amount of this offering is U.S. $20,000,000 and relates only to Pricing Supplement No. 35. Medium-Term Notes, Series D, may be issued by the Company in the aggregate principal amount of up to U.S. $400,000,000 or the equivalent in foreign currencies or foreign currency units. To date, including this offering, an aggregate of U.S. $331,000,000 or the equivalent in foreign currency or foreign currency units of Medium-Term Notes, Series D, have been issued.

____________________________________________________________________________

TYPE OF SALE:             IF PRINCIPAL TRANSACTION, REOFFERING AT:
__X__As Agent             ____varying prices related to prevailing
__ __As Principal         market prices at the time of resale
           __ __fixed public offering price
           of ____    ________% of Principal Amount
____________________________________________________________________________

[Insert additional tax disclosure, if necessary]